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                                                                   EXHIBIT 23.1



                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-49239) pertaining to the UNIFAB International, Inc. Long-Term Incentive Plan and Restricted Stock Agreements with Certain Employees of our report dated April 28, 1998, with respect to the consolidated financial statements of UNIFAB International, Inc., included in the Annual Report (Form 10-K) for the year ended March 31, 1998.



                                                          Ernst & Young LLP

New Orleans, Louisiana
June 26, 1998